As filed with the Securities and Exchange Commission on October 3, 2008.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
October 3, 2008
BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
1-6523
(Commission File Number)
56-0906609
(IRS Employer Identification No.)
100 North Tryon Street
Charlotte, North Carolina 28255
(Address of principal executive offices)
(704) 386-5681
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS
          On September 15, 2008, Bank of America Corporation (“Bank of America”) and Merrill Lynch & Co., Inc. (“Merrill Lynch”) entered into an Agreement and Plan of Merger, dated as of September 15, 2008 (the “Merger Agreement”), pursuant to which a wholly-owned merger subsidiary of Bank of America (“Merger Sub”) will, subject to the terms and conditions of the Merger Agreement, merge (the “Merger”) with and into Merrill Lynch, with Merrill Lynch continuing as the surviving company and a subsidiary of Bank of America.
          Subject to the terms and conditions to the Merger Agreement, which has been approved by the Boards of Directors of both companies, if the Merger is completed, each share of Merrill Lynch common stock will be converted into 0.8595 (the “Exchange Ratio”) of a share of Bank of America common stock. Non-convertible preferred stock of Merrill Lynch will be exchanged for preferred stock issued by Bank of America having substantially identical terms. Convertible preferred stock of Merrill Lynch will remain outstanding after the Merger and will thereafter be convertible in accordance with its terms into shares of Bank of America common stock based on the Exchange Ratio. In addition, as of consummation of the Merger, outstanding Merrill Lynch stock options and other stock-based awards will be converted into stock options and other stock-based awards with respect to shares of Bank of America common stock, with adjustments to reflect the Exchange Ratio.
          Consummation of the Merger is subject to certain customary conditions, including, among others, approval of stockholders of both Bank of America and Merrill Lynch, governmental filings and regulatory approvals and expiration of applicable waiting periods, accuracy of the representations and warranties of the other party (generally subject to a material adverse effect standard), and material compliance by the other party with its obligations under the Merger Agreement.
          Preliminary unaudited pro forma condensed combined financial data reflecting the Merger and certain historical financial statements of Merrill Lynch are attached hereto as Exhibits 99.1 and 99.2.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document contains or incorporates by reference a number of forward-looking statements, including statements about the financial conditions, results of operations, earnings outlook and prospects of Bank of America, Merrill Lynch and the potential combined company and may include statements for the period following the completion of the merger.

The forward-looking statements involve certain risks and uncertainties. The ability of either Bank of America or Merrill Lynch to predict results or the actual effects of its plans and strategies, or those of the combined company, is subject to inherent uncertainty. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include those set forth below:

•	those discussed and identified in public filings with the SEC made by Bank of America or Merrill Lynch;

•	completion of the merger is dependent on, among other things, receipt of stockholder and regulatory approvals, the timing of which cannot be predicted with precision and which may not be received at all;

•	the extent and duration of continued economic and market disruptions and governmental regulatory proposals to address these disruptions;

•	the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

•	the integration of Merrill Lynch’s business and operations with those of Bank of America may take longer than anticipated, may be more costly than anticipated and may have unanticipated adverse results relating to Merrill Lynch’s or Bank of America’s existing businesses;

•	the anticipated cost savings and other synergies of the merger may take longer to be realized or may not be achieved in their entirety, and attrition in key client, partner and other relationships relating to the merger may be greater than expected;

•	decisions to restructure, divest or eliminate business units or otherwise change the business mix of either company;

•	the risk of new and changing regulation and/or regulatory actions in the U.S. and internationally; and

•	the exposure to litigation, including the possibility that litigation relating to the merger agreement and related transactions could delay or impede the completion of the merger.

Because these forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document.

All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this document and attributable to Bank of America or Merrill Lynch or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this document. Except to the extent required by applicable law or regulation, Bank of America and Merrill Lynch undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d)  Exhibits.
The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

15.1	Letter of Deloitte & Touche LLP regarding Unaudited Interim Financial Information

23.1	Consent of Independent Registered Public Accounting Firm of Merrill Lynch & Co., Inc., Deloitte & Touche LLP

99.1	Preliminary Unaudited Pro Forma Condensed Combined Financial Data

99.2	Financial Statements of Merrill Lynch & Co., Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION
By:	/s/ Neil A. Cotty
Neil A. Cotty
Chief Accounting Officer

Dated: October 3, 2008